Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated March 18, 2004 relating to the financial statements and financial statement schedule of PRA International as of December 31, 2004 and 2003 and for each of the three years in the period ended December 31, 2004, which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

McLean, VA
June 15, 2005